Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below, acting in the capacity or capacities stated with their respective names below, hereby constitutes and appoints John DeZee and Paul Sharobeem, and each of them individually, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign the registration statement on Form S-3 of Century Aluminum Company, any and all amendments (including any post-effective amendments) and supplements to such registration statement on Form S-3, and any related registration statement and its amendments filed pursuant to Rule 462(b) under the Securities Act of 1933 (the “Securities Act”), and to file the same, with all exhibits thereto and any other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-facts and agents, or any of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith and to comply with the Securities Act and the rules, regulations and requirements thereof, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-facts and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Name	Title	Date

/s/ Jesse E. Gary	President and Chief Executive Officer and Director	March 17, 2023
Jesse E. Gary	(Principal Executive Officer)

/s/ Andrew Michelmore	Chairman	March 17, 2023
Andrew Michelmore

/s/ Jarl Berntzen	Director	March 17, 2023
Jarl Berntzen

/s/ Errol Glasser	Director	March 17, 2023
Errol Glasser

/s/ Wilhelm van Jaarsveld	Director	March 17, 2023
Wilhelm van Jaarsveld

/s/ Jennifer Bush	Director	March 17, 2023
Jennifer Bush

/s/ Gerald C. Bialek	Executive Vice President and Chief Financial Officer	March 17, 2023
Gerald C. Bialek	(Principal Financial Officer)

/s/ Robert Hoffman	Vice President and Chief Accounting Officer	March 17, 2023
Robert Hoffman	(Principal Accounting Officer)